Exhibit 5.1

H. MAURICE MITCHELL
(1925-2011)
WILLIAM H.L. WOODYARD, III
(1945-2014)

MICHELE ALLGOOD
JOHN K. BAKER
SHERRY P. BARTLEY
STEVE BAUMAN
TRAV BAXTER
R. T. BEARD, III
MICHELLE L. BROWNING
C. DOUGLAS BUFORD, JR.
BURNIE BURNER[1]
FREDERICK K. CAMPBELL[2]
CHARLES B. CLIETT, JR.[3]
KEN COOK
ELISABETH S. DELARGY[5]
JILL GRIMSLEY DREWYOR[6]
DOAK FOSTER[2]
BYRON FREELAND
KAREN P. FREEMAN[13]
ALLAN GATES[2]
KATHLYN GRAVES
HAROLD W. HAMLIN
L. KYLE HEFFLEY[9]

 BEN D. JACKSON
ANTON L. JANIK, JR. [10]
M. SAMUEL JONES III
TONY JUNEAU
JOHN ALAN LEWIS
D. NICOLE LOVELL
WALTER E. MAY
BRUCE MCCANDLESS III[11]
LANCE R. MILLER
STUART P. MILLER
T. ARK MONROE, III[2]
MARSHALL S. NEY
JENNIFER R. PIERCE
CHRISTOPHER D. PLUMLEE
JULIE M. POMERANTZ[16]
LYN P. PRUITT
CHRISTOPHER T. ROGERS
J. SCOTT SCHALLHORN
BARRY G. SKOLNICK[12]
DERRICK W. SMITH2
STAN D. SMITH
JEFFREY L. SPILLYARDS
CLAYBORNE S. STONE
JEFFREY THOMAS[2]
BRIAN A. VANDIVER
WALTER G. WRIGHT, JR.
TOD YESLOW[7]

425 WEST CAPITOL AVENUE, SUITE 1800 LITTLE ROCK, ARKANSAS 72201-3525 TELEPHONE 501-688-8800 FAX 501-688-8807

9ANGELA ARTHERTON
MELISSA BANDY
1K.C. BARNER
CORY D. CHILDS
CRAIG R. COCKRELL
ALEX T. GRAY
MEGAN HARGRAVES
DAVID F. KOEHLER
CHRISTOPHER A. MCNULTY
KATIE M. PAPASAN
BRITTANY H. PETTINGILL
BRIAN A. PIPKIN
KENDRA PRUITT
7KATHY SHARP
BRADFORD R. SHUMPERT
AMANDA L. STANTON
ZACHARY T. STEADMAN
MARY CATHERINE WAY
ADRIENNE L. WOODS
ASHLEY D. YOUNGER

COUNSEL
8BENJAMIN D. BRENNER
JASON T. BROWNING
7ADRIA W. CONKLIN
COURTNEY C. CROUCH, III
JANE W. DUKE
15GEORGE R. ERNST
7MARTHA MCKENZIE HILL
4GINGER HYNEMAN
WENDY L. JOHNSON
MARGARET A. JOHNSTON
1AMANDA L. MACLENNAN
KAREN WHATLEY

OF COUNSEL
W. CHRISTOPHER BARRIER
JOSEPH W. GELZINE
DONALD H. HENRY
14HERMANN IVESTER
ANNE S. PARKER
1LARRY PARKS
JOHN S. SELIG
MARCELLA J. TAYLOR
RICHARD A. WILLIAMS

1 ONLY ADMITTED IN TEXAS
2 ADMITTED IN DISTRICT OF COLUMBIA AND ARKANSAS
3 ADMITTED IN ARIZONA, TEXAS AND ARKANSAS
4 ADMITTED IN TENNESSEE AND ARKANSAS
5 ADMITTED IN TENNESSEE AND TEXAS
6 ADMITTED IN OKLAHOMA, MISSOURI AND ARKANSAS
7 ADMITTED IN TEXAS AND ARKANSAS
8 ADMITTED IN CALIFORNIA AND ARKANSAS
9 ADMITTED IN MISSOURI AND ARKANSAS

WRITER’S DIRECT DIAL 501-688-8885

10 ADMITTED IN COLORADO AND ARKANSAS
11 ADMITTED IN DISTRICT OF COLUMBIA, NEW YORK, AND TEXAS
12 ADMITTED IN NEW YORK AND PENNSYLVANIA
13 ADMITTED IN DISTRICT OF COLUMBIA, TEXAS AND ARKANSAS
14 ADMITTED IN THE U.S. PATENT
AND TRADEMARK OFFICE AND ARKANSAS
15 ADMITTED IN PENNSYLVANIA AND ARKANSAS
16 ADMITTED IN GEORGIA AND TEXAS
ALL OTHERS ADMITTED ONLY IN ARKANSAS

September 25, 2014

Board of Directors

P.A.M. Transportation Services, Inc.

297 West Henri De Tonti Boulevard

Tontitown, Arkansas 72770

Re:     Registration Statement on Form S-8

Gentlemen:

We are acting as counsel to P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the proposed offering of up to 483,065 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, all of which may be issued by the Company pursuant to the Company’s 2014 Amended and Restated Stock Option and Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement; (b) the Certificate of Incorporation of the Company, as amended; (c) the Amended and Restated By-laws of the Company; (d) a copy of the Plan; (e) certain resolutions or minutes of the Board of Directors and the shareholders of the Company with respect to the Plan and the Registration Statement; and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

Board of Directors

P.A.M. Transportation Services, Inc.

September 25, 2014

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is limited in all respects to matters arising under the General Corporation Law of the State of Delaware, and, to the extent addressed in this opinion, the Federal law of the United States of America.

Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan and when issued upon the terms and conditions set forth in the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us in Item 5 of Part II of the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.